UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

KinderCare Learning Companies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42367	87-1653366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Meadows Road
Lake Oswego, Oregon	97035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 872-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, the board of directors (the “Board”) of KinderCare Learning Companies, Inc. (the “Company”), increased the authorized number of directors to seven (7) and elected David Barse to serve as a as a Class II director of the Board, effective August 3, 2026. Class II directors serve until the 2029 annual meeting of stockholders.

In electing Mr. Barse, the Board affirmatively determined that Mr. Barse qualifies as an “independent director” under the New York Stock Exchange standards. The Board expects to appoint Mr. Barse to one or more of its standing committees, with such committee assignment(s) to be determined at a later date.

Mr. Barse will be entitled to compensation payable to the Company’s directors pursuant to the Company’s director compensation policy, prorated to reflect the commencement date of Mr. Barse’s service. As provided in that policy, Mr. Barse was granted on August 3, 2026 a restricted stock unit (RSU) award under the Company’s 2022 Incentive Award Plan with a grant date value of $126,575, which is prorated based upon the value of an annual RSU grant of $150,000. In order to align Mr. Barse’s RSU award vesting to the vesting of the director awards granted on June 5, 2026 following the 2026 annual meeting of stockholders, the RSU award to Mr. Barse will vest on the earlier of (i) the day immediately preceding the 2027 annual meeting of stockholders or (ii) the first anniversary of June 5, 2026, the grant date of the other director awards.

Mr. Barse will enter into the Company’s standard form of indemnification agreement. Mr. Barse was selected as a director of the Company by the PG Stockholders under that certain Stockholders Agreement dated October 8, 2024 by and among the PG Stockholders, the other stockholders identified therein and the Company, and Mr. Barse is a “PG Stockholders’ Designee” as defined therein. There are no family relationships between Mr. Barse and any director or executive officer of the Company. Mr. Barse does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD.

On August 4, 2026, the Company issued a press release announcing Mr. Barse’s election to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release issued by KinderCare Learning Companies, Inc. on August 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinderCare Learning Companies, Inc.

Date: August 4, 2026	By:	/s/ John T. Wyatt
	Name:	John T. Wyatt
	Title	Chief Executive Officer